UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

ROPER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 001-12273

Delaware	51-0263969
(State of incorporation)	(I.R.S. Employer Identification No.)

2160 Satellite Blvd., Suite 200 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(770) 495-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition.

Item 9.01. Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EX-99.1 Press Release of the Company dated April 27, 2006.

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2006, Roper Industries, Inc. (the “Company”) issued a press release containing information about the Company’s results of operations for the first quarter ended March 31, 2006. A copy of the press release is furnished as Exhibit 99.1.

In the press release, the Company uses a non-GAAP financial measure EBITDA. EBITDA is defined as net earnings plus (a) interest expense, (b) income taxes and (c) depreciation and amortization. The Company believes EBITDA is an important indicator of operational strength and performance of the Company’s business because it provides a link between profitability and operating cash flow. EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operations as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as an alternative to net earnings, operating income, cash flows from operating activities or the Company’s other financial information determined under GAAP. The Company believes that the line on the Company’s consolidated statement of operations entitled net earnings is the most directly comparable GAAP measure to EBITDA.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

99.1 Press Release of the Company dated April 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

By:	/s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary

Date: April 28, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated April 27, 2006